Exhibit 10.1

November 2, 2016

William Taylor Rhodes

c/o Rackspace US, Inc.

1 Fanatical Place

San Antonio, TX 78218

Re:	Treatment of RSUs on closing of Merger

Dear Taylor:

Reference is made to the Notices of Grant of Restricted Stock Units (each, a “Notice”) between you and Rackspace Hosting, Inc. (the “Company”) as of the grant dates, and as to the number of restricted stock units (“RSUs”) that remain unvested as of the date hereof, in each case as set forth on Exhibit A. Upon the closing (the “Closing”) of the transactions contemplated by the Agreement and Plan of Merger entered into as of August 26, 2016, by and among Inception Parent, Inc., Inception Merger Sub, Inc., and the Company (the “Merger Agreement”), and notwithstanding anything contained in any Notice, the Merger Agreement, the 2007 Long-Term Incentive Plan (the “2007 LTIP”), or any other agreement between you and the Company to the contrary, the RSUs that are then outstanding under the Notices shall be cancelled, and you will become entitled to receive, on each Revised Vesting Date as set forth on Exhibit A, a cash payment in an amount equal to the number of RSUs set forth on Exhibit A with respect to each such Revised Vesting Date multiplied by $32.00 per RSU, less applicable withholding taxes (an “RSU Payment”).

Your right to receive such RSU Payment on any Revised Vesting Date will be forfeited if, and only if, your employment with the Company and its affiliates terminates prior to the corresponding Revised Vesting Date; provided, that if such termination of employment is either (i) by the Company or its affiliates without Cause (as defined in the 2007 LTIP), or (ii) by you for Good Reason (as defined in either (A) the Company’s Senior Executive Change of Control and Severance Plan (the “CoC Plan”), if you are a participant in the CoC Plan as of immediately prior to your termination date or (B) an effective employment agreement between you and the Company or its affiliates), then all RSU Payments that would have become payable on any future Revised Vesting Date had you remained employed through such Revised Vesting Date shall become immediately payable.

To the extent applicable, the changes made pursuant to this letter are intended to comply with Treasury Regulation 1.409A-3(i)(5)(iv)(B). You acknowledge that you have reviewed with your own tax advisors the federal, state, local and foreign tax consequences of the transactions contemplated by this letter, and that you are relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Company makes no representations, warranties, or guarantees with respect to the tax consequences of the transactions contemplated by this letter. In no event will the Company reimburse you for any taxes that may be imposed on you as a result of this letter or the transactions contemplated thereby.

Except as otherwise amended by this letter, the existing terms applicable to each RSU will continue to remain in full force and effect. This letter may only be amended by mutual agreement between the parties hereto. If the Merger Agreement is terminated or the Closing does not occur for any reason, this letter will be null and void.

Sincerely,

RACKSPACE HOSTING, INC.

By:	/s/ William Alberts
Name:	William Alberts
Title:	SVP & General Counsel – Americas

Date: November 2, 2016

Agreed to and Accepted by:

/s/ William Taylor Rhodes
William Taylor Rhodes

Date: November 2, 2016

Exhibit A

Original Grant Date	Original Vesting Date	Original RSUs Vesting	RSUs/Revised Vesting Date
5/10/2013	5/10/2017	1,082	1,082 – Closing
8/12/2013	8/12/2017	1,315	1,315 – Closing
3/6/2014	3/6/2017	2,969	2,969 – Closing
	3/6/2018	2,969	2,969 – Closing
8/14/2014	8/14/2017	12,038	10,790 – Closing; 1,248 – 1/1/2017
	8/14/2018	12,038	12,038 – Closing
11/12/2014	11/12/2016	8,803	8,803 – Closing
	11/12/2017	8,803	8,803 – 1/1/2017
	11/12/2018	8,802	8,802 – Closing
8/13/2015	8/15/2017	23,281	23,281 – 1/1/2017
	8/15/2018	23,281	23,281 – Closing
	8/15/2019	23,281	23,281 – Closing
5/13/2016	5/15/2017	36,878	36,878 – 1/1/2017
	5/15/2018	36,878	36,878 – 1/1/2017
	5/15/2019	36,878	36,878 – Closing
	5/15/2020	36,878	36,878 – Closing
11/12/2014*	—	105,633	19,125 – 1/1/2017; 44,121 – 7/1/2017; 42,387 – 1/1/2018
3/4/2015*	—	54,650	54,650 – 1/1/2018
2/24/2016*	3/5/2019	172,502	112,343 – 1/1/2018; 23,281 – 7/1/2018; 36,878 – 1/1/2019

*	Vesting originally subject to satisfaction of performance conditions

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